                                  EXHIBIT 10.1
                                  ------------


                          AMENDMENT TO CREDIT AGREEMENT
                          -----------------------------

         This AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of the 24th day of August, 2004, between ENVIRONMENTAL TECTONICS CORPORATION (the "Borrower") and PNC BANK, NATIONAL ASSOCIATION (the "Bank").

                                   BACKGROUND
                                   ----------

         A. The Bank and the Borrower are parties to a Credit Agreement dated as of February 18, 2003 (as heretofore amended or modified, the "Credit Agreement"), pursuant to which the Bank agreed to make Revolving Credit Loans and issue Letters of Credit to and on behalf of the Borrower.

         B. The Borrower has requested that the Bank waive certain Events of Default and amend the Credit Agreement in certain respects and the Bank has agreed to do so on and subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the legality and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT
                                    ---------

         1. Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

         2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows effective as of August 24, 2004 (except as hereinafter specifically set forth):

            (a) The definitions of "Annual EBIDTA", "Borrowing Base", "Borrowing Base Certificate", "Debt Service", "EBIDTA", "Eligible Costs and Earnings", "Eligible Inventory", "Eligible Receivables", "Existing Centrifuge", "Fixed Asset Availability", "Fixed Charges", "Permitted Overadvance" and "Total Funded Debt" are hereby deleted from Section 1.1 of the Credit Agreement.

            (b) The definitions of "Available Revolving Credit Commitment", "Loan Documents" and "Obligations" are hereby amended and restated to read in full as follows:

         "Available Revolving Credit Commitment": at any particular time, an amount equal to the excess, if any, of the Revolving Credit Commitment over the aggregate unpaid principal amount of the Revolving Credit Loans and the face amount of the Revolving Credit Letters of Credit outstanding at such time.

         "Loan Documents": this Agreement, the Revolving Credit Note, the ExIm Notes, the Guaranty, the Lenfest Guaranty, the Reimbursement Agreement, the Security Documents, any Letters of Credit, the Bond Letter of Credit, any Interest Hedge Agreement entered into with the Bank, the ExIm Borrower Agreement and any other "Loan Document" as such term is defined in the ExIm Borrower Agreement.

         "Obligations": collectively, (a) all unpaid principal of and accrued and unpaid interest (including, without limitation, any interest accruing subsequent to the commencement of a bankruptcy, insolvency or similar proceeding with respect to the Borrower, whether or not such interest constitutes an allowed claim in such proceeding) on the Loans,
         (b) all accrued and unpaid Fees, (c) any other amounts due hereunder or under any of the other Loan Documents, including all Reimbursement Obligations and reimbursement obligations in respect of the Bond Letter of Credit, indemnities, Fees, costs, expenses, prepayment premiums, break-funding costs and other obligations of the Borrower to the Bank or any indemnified party hereunder and thereunder, (d) any obligations owed by the Borrower to the Bank or to any Affiliate of the Bank pursuant to an Interest Hedge Agreement or any other financing or leasing arrangement provided by the Bank or any such Affiliate, and (e) all reasonable out-of-pocket costs and expenses incurred by the Bank in connection with this Agreement and the other Loan Documents, including, but not limited to, the reasonable fees and expenses of the Bank's counsel, which the Borrower is responsible to pay pursuant to the terms of this Agreement and the other Loan Documents.

            (c) The following new definitions are added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

         "Lenfest": H.F. Lenfest, an individual.

         "Lenfest Guaranty": that certain Limited Guaranty Agreement from Lenfest to the Bank dated on or about August 24, 2004, as the same may be amended, supplemented or modified from time to time, guaranteeing the obligations of the Borrower arising in connection with Revolving Credit Letters of Credit.

            (d) The definition of "Revolving Credit Commitment" appearing in
Section 1.1 of the Credit Agreement is hereby amended by deleting the dollar amount "Fourteen Million Eight Hundred Thousand Dollars ($14,800,000)" appearing therein and inserting the amount "Five Million Dollars ($5,000,000)" in lieu thereof; and the definitions of "Maximum ExIm Credit Commitment" appearing in

Section 1.1 of the Credit Agreement is hereby amended by deleting the dollar amount "One Million Ten Thousand Dollars ($1,010,000)" and inserting the amount "Nine Hundred Ninety-Five Thousand Dollars ($995,000)" in lieu thereof.

            (e) The Bank shall hereafter have no further obligation to make Revolving Credit Loans pursuant to Sections 2.1(a) and 2.3(a) of the Credit Agreement. Revolving Credit Loans will only result from unreimbursed Reimbursement Obligations pursuant to the provisions of Section 2.1(d) of the Credit Agreement.

            (f) Section 2.1(d) of the Credit Agreement is hereby amended and restated to read in full as follows:

         "(d) Subject to the terms and conditions hereof, the Bank shall during the Revolving Credit Commitment Period issue or cause the issuance of letters of credit ("Revolving Credit Letters of Credit") on behalf of the Borrower; provided, however, that the Bank will not be required to issue or cause to be issued any Revolving Credit Letter of Credit which expires later than one year following the Revolving Credit Termination Date or, if after giving effect to such issuance, either the sum of the aggregate face amount of all Revolving Credit Letters of Credit plus the outstanding principal amount of all Revolving Credit Loans would exceed the Available Revolving Credit Commitment or the Borrower would not be in compliance with any of the applicable financial covenants set forth in Section 6.1. The Borrower shall be required immediately to reimburse the Bank any amounts paid by the Bank pursuant to drawings on Revolving Credit Letters of Credit. All payments by the Bank of drawings on Revolving Credit Letters of Credit to the extent not immediately reimbursed shall become, at the time such drawings are paid, Revolving Credit Loans which shall be due and payable and shall bear interest until paid at the applicable default rate for Base Rate Loans provided in Section 2.17 until repaid in full and may not be converted to Eurodollar Loans. If any Revolving Credit Letters of Credit remain outstanding on the Revolving Credit Termination Date, the Borrower shall deposit in the Cash Collateral Account, as cash collateral for its Obligations under this Agreement an amount equal to the aggregate Letter of Credit Coverage Requirement which shall be held and applied by the Bank otherwise as provided in the final paragraph of
         Section 7.1."

            (g) the following new Section 2.1(f) is added to the Credit
Agreement:

         "(f) The Borrower shall at all times maintain deposits in the Cash Collateral Account in an amount equal to or greater than Two Million Five Hundred Thousand Dollars ($2,500,000). The Borrower hereby pledges to the Bank, and grants a security interest to the Bank in, the Cash Collateral Account as security for the Obligations. The Bank will invest such cash collateral in such short-term money-market investments as to which the Bank and the Borrower mutually agree and the net return on such investments shall be credited to the Cash Collateral Account and constitute additional cash collateral. Following the occurrence of a Default or Event of Default the Borrower may not withdraw amounts credited to the Cash Collateral Account except upon payment and performance in full of all Obligations, expiration or surrender of all Letters of Credit and the Bond Letter of Credit and termination of this Agreement."

            (h) Section 2.5(d) of the Credit Agreement is hereby amended by deleting the reference to "1.75% per annum" and inserting "1.00% per annum" in lieu thereof.

            (i) Section 2.9(d) of the Credit Agreement is hereby amended and restated to read in full as follows:

         "(d) Mandatory Prepayments. If at any time the aggregate principal amount of the outstanding Revolving Credit Loans and the aggregate face amount of all Revolving Credit Letters of Credit outstanding at such time exceeds the Revolving Credit Commitment at such time, the Borrower shall make a payment on the outstanding Revolving Credit Loans equal to the amount of such excess."

            (j) Effective as of June 1, 2004, Section 5.2(c) of the Credit Agreement is hereby amended and restated to read in full as follows:

         "(c) Intentionally Omitted"

            (k) Sections 6.1(a) and (b) of the Credit Agreement are hereby amended and restated to read in full as follows:

         "(a) Intentionally Omitted

          (b) Intentionally Omitted"

            (l) Section 6.1(c) of the Credit Agreement is hereby amended and restated to read in full as follows:

         "(c) Maintenance of Tangible Net Worth. Permit Consolidated Tangible Net Worth (i) on the last day of each of the Fiscal Quarters ending August 27, 2004, November 26, 2004 and February 25, 2005 to be less than $16,400,000 or (ii) on the last day of any Fiscal Quarter ending after February 25, 2005 to be less than the Borrower's actual Consolidated Tangible Net Worth on February 25, 2005.

            (m) Section 6.1(d) is hereby amended and restated to read in full as follows:

         "(d) Intentionally Omitted"

            (n) Section 7.1(d) of the Credit Agreement is amended and restated to read in full as follows:

         "(d) An Event of Default (as defined in the Mortgage or in the Lenfest Guaranty); or"

            (o) Exhibit E is hereby deleted from the Credit Agreement.

         3. Line of Credit Note. In order to evidence the reduced maximum principal amount available under the Revolving Credit Commitment to $5,000,000, the Borrower shall execute and deliver to the Bank an Amended and Restated Revolving Credit Note (the "Second Amended and Restated Revolving Credit Note") in the form attached hereto as Exhibit A.

         4. Amendments to Loan Documents. All references to the Credit Agreement in any of the Loan Documents shall be deemed to refer to the Credit Agreement, as amended by this Amendment and all references to the Revolving Credit Note in any of the Loan Documents shall be deemed to refer to the Second Amended and Restated Revolving Credit Note.

         5. Ratification; Acknowledgment. Except as the provisions thereof have been expressly amended or waived by this Amendment, the Credit Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms. The Borrower hereby affirms all the provisions of the Loan Documents, as amended or modified by this Amendment. The Borrower hereby acknowledges that in connection with the acceptance by the Bank of the Lenfest Guaranty, the Bank has agreed with Lenfest that it will not release any substantial or material portion of the Collateral without the prior written consent of Lenfest.

         6. Representations and Warranties.

            (a) The Borrower hereby certifies that (i) the representations and warranties of the Borrower in the Credit Agreement are true and correct in all material respects as of the date hereof, as if made on the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Credit Agreement or the other Loan Documents exists on the date hereof.

            (b) The Borrower further represents that it has all the requisite power and authority to enter into and to perform its obligations under this Amendment, and that the execution, delivery and performance of this Amendment and the Second Amended and Restated Revolving Credit Note have been duly authorized by all requisite action and will not violate or constitute a default under any provision of any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect or of the Articles of Incorporation or by-laws of the Borrower, or of any indenture, note, loan or credit agreement, license or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties are bound.

            (c) The Borrower also further represents that its obligation to repay the Loans, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Loans.

            (d) The Borrower also further represents that there have been no changes to the Articles of Incorporation, by-laws or other organizational documents of the Borrower since the most recent date true and correct copies thereof were delivered to the Bank.

         7. Conditions Precedent. The effectiveness of this Amendment is subject to the fulfillment, to the satisfaction of the Bank and its counsel, of the following conditions precedent:

            (a) The Borrower shall have delivered to the Bank the following, all of which shall be in form and substance satisfactory to the Bank and shall be duly completed and executed:

                (i) This Amendment, executed by the Borrower;

                (ii) The executed original of the Second Amended and Restated Revolving Credit Note; and

                (iii) The executed original of the Lenfest Guaranty; and

                (iv) Such additional documents, certificates and information as the Bank may require pursuant to the terms hereof or otherwise reasonably request.

            (b) After giving effect to the amendments contained herein, the representations and warranties set forth in the Credit Agreement shall be true and correct on and as of the date hereof.

            (c) After giving effect to the amendments contained herein, no Event of Default hereunder, and no event which, with the passage of time or the giving of notice, or both, would become such an Event of Default shall have occurred and be continuing as of the date hereof.

            (d) The Borrower shall have paid to the Bank a restructuring fee in the amount of $30,000.

         8. No Waiver. Except as expressly provided herein, this Amendment does not and shall not be deemed to constitute a waiver by the Bank of any Event of Default, or of any event which with the passage of time or the giving of notice or both would constitute an Event of Default, nor does it obligate the Bank to agree to any further modifications to the Loan Agreement or any other Loan Document or constitute a waiver of any of the Bank's other rights or remedies.

         9. Release and Indemnity. Recognizing and in consideration of the Bank's agreement to the amendments set forth herein, the Borrower hereby waives and releases the Bank and its officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising the Borrower ever had or now has against any of them arising out of or relating to the Bank's acts or omissions with respect to this Amendment, the Credit Agreement, the other Loan Documents or any other matters described or referred to herein or therein. The Borrower further hereby agrees to indemnify and hold the Bank and its officers, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including counsel fees) suffered by or rendered against the Bank on account of anything arising out of this Amendment, the Credit Agreement, the other Loan Documents or any other document delivered pursuant thereto up to and including the date hereof; provided that, the Borrower shall not shall have any obligation hereunder to the Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Bank.

         10. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11. Miscellaneous.

            (a) Expenses. The Borrower agrees to pay all of the Bank's out-of-pocket fees and expenses incurred in connection the preparation, negotiation and execution of this Amendment and the other documents executed in connection.

            (b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

            (c) Successor and Assigns. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

            (d) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

            (e) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

            (f) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                 ENVIRONMENTAL TECTONICS CORPORATION

                                 By: _________________________________________
                                 Name:
                                 Title:


                                 PNC BANK, NATIONAL ASSOCIATION

                                 By: _________________________________________
                                 Name:
                                 Title:

                                    EXHIBIT A

                SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

$5,000,000                                                       August 24, 2004
                                                                Philadelphia, PA


         FOR VALUE RECEIVED, ENVIRONMENTAL TECTONICS CORPORATION (the "Borrower"), hereby unconditionally promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), at the office of the Bank located at 1600 Market Street, Philadelphia, Pennsylvania, 19103, on the Revolving Credit Termination Date (as such term is defined in the Credit Agreement hereinafter referred to) in lawful money of the United States of America and in immediately available funds, the principal sum of (a) FIVE MILLION DOLLARS ($5,000,000), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made or deemed made by the Bank to the Borrower pursuant to the Credit Agreement. The Borrower further unconditionally agrees to pay interest accrued on the unpaid principal amount outstanding hereunder from time to time from the date hereof in like money at such office at the rates and on the dates specified in the Credit Agreement together with all other costs, fees and expenses as provided in the Credit Agreement.

         The holder of this Note is authorized to endorse on Schedule 1 annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the respective date, Type, and amount of each Revolving Credit Loan made by the Bank to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed absent manifest error; provided, however, that the failure to make any such endorsement (or any error in such recordation) shall not affect the obligations of the Borrower to make payments of principal, interest and other amounts outstanding in accordance with the terms of this Note and the Credit Agreement.

         This Note amends and completely restates and evidences the indebtedness outstanding under and is substituted for, but not in payment, satisfaction, cancellation or novation of, the Amended and Restated Revolving Credit Note dated April 30, 2003 issued by the Borrower to the Bank and, as of the date hereof, shall be deemed to be the Revolving Credit Note referred to in, evidences indebtedness incurred under, and is entitled to the benefits of, the Credit Agreement, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between the Borrower and the Bank. The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional or mandatory prepayments of the principal hereof prior to the maturity thereof, for a higher rate of interest upon the occurrence of an Event of Default and for certain security interests granted by the Borrower and certain related entities. Reference is made to the Credit Agreement and the other Loan Documents for a statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby have been secured.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and notice (except as required under the Credit Agreement) of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement. This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.


                                      ENVIRONMENTAL TECTONICS CORPORATION


                                      By:____________________________________
                                         Name:
                                         Title:


                                                        SCHEDULE 1

                                                    LOANS AND PAYMENTS


=======================================================================================================================
                                                                             UNPAID
                                                  AMOUNT OF                PRINCIPAL
                        AMOUNT OF                 PRINCIPAL                BALANCE OF                 NOTATION
     DATE                  LOAN                    REPAID                    LOANS                    MADE BY
=======================================================================================================================


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